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                                                                    EXHIBIT 23.3


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, filed on or about December 20, 2001) and related Prospectus of Atmos Energy Corporation for the registration of $600,000,000 of debt securities and common stock and to the incorporation by reference therein of our report dated November 2, 2001, with respect to the consolidated financial statements and the related financial statement schedule of Atmos Energy Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                         /s/ ERNST & YOUNG LLP

                                                         Ernst & Young LLP

Dallas, Texas
December 17, 2001